Exhibit 10.139

SERVICES TERMINATION AGREEMENT

     THIS SERVICES TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of April 30, 2002 (the “Effective Date”), by and between San Fernando Community Hospital, a California nonprofit public benefit corporation d/b/a Mission Community Hospital and San Fernando Community Hospital (“Hospital”), and OptimumCare Corporation, a Delaware corporation (“Manager”).

WITNESSETH:

     WHEREAS, Hospital is a California nonprofit public benefit corporation;

     WHEREAS, Hospital and Manager are parties to that certain Mental Health Outpatient Hospitalization Services Agreement dated as of December, 1999, and that certain Mental Health Inpatient Hospitalization Services Agreement dated as of December, 1999, as the same may have been amended (collectively, the “Services Agreements”), pursuant to the terms of which Manager agreed to provide certain management and administrative services related to the non-medical aspects of Hospital’s business operations; and

     WHEREAS, each of Hospital and Manager desire to terminate the Services Agreements;

     NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

ARTICLE 1.
TERMINATION OF SERVICES AGREEMENTS

     Section 1.1. Termination. Subject to the terms and conditions of this Agreement, and upon the basis of the representations and warranties herein contained, the Services Agreements are hereby terminated by mutual agreement of Hospital and Manager effective as of the Effective Date.

ARTICLE 2.
PAYMENTS TO MANAGER

     Section 2.1. Subject to the terms and conditions of this Agreement, Manager shall be entitled to (a) payment in the aggregate amount of Three Hundred Thousand Dollars ($300,000.00) as compensation for the early termination of the Services Agreements prior to the natural expiration of their terms (“Termination Fee”), and (b) payment of Seven Hundred Seventy Five Thousand Dollars ($773,931.00) in full satisfaction of all past invoices and services incurred as of the Effective Date of this Agreement (“Final Payment”).

     Section 2.2. The Termination Fee and Final Payment shall be paid by check and delivered to Manager by Hospital upon execution of this Agreement

ARTICLE 3.
PERFORMANCE UNDER SERVICES AGREEMENTS

     Section 3.1. Manager hereby agrees that, except as otherwise provided in this Agreement, no fees, bonuses or other amounts are or shall become payable by Hospital to Manager in respect of Manager’s services pursuant to the Services Agreements.

     Section 3.2. Hospital hereby agrees that, except as otherwise provided in this Agreement, from and after the Effective Date, Manager shall not be required to perform any services or duties pursuant to the terms of the Services Agreements.

     Section 3.3. Except as provided in Section 3.4. below, Hospital and Manager agree that this Agreement shall not excuse their promises and obligations set out in Section 5.6 — Effects of Termination in each of the Services Agreements during the period after to the Effective Date.

     Section 3.4. Manager hereby agrees that the Final Payment constitutes full compensation owed to Manager for services rendered to Hospital on or prior to the Effective Date. Except with respect to those (9) individuals listed on Schedule 3.4 and Manager’s employees who work in the OptimumCare Call Center other than those individuals who are also employed by Hospital, Manager hereby waives Section 6.6 of each of the Services Agreements and Hospital shall hereinafter be excused from any and all non-solicitation covenants, limitations, restrictions, and/or prohibitions with regard to Hospital’s solicitation, hiring and/or retention of Manager’s employees.

ARTICLE 4.
MISCELLANEOUS PROVISIONS

     Section 4.1. Notices. Each notice, request, demand, approval or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours at such address, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties set forth below with telephone confirmation of receipt, or three (3) business days after the date when sent by recognized overnight courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Hospital:

Mission Community Hospital 14850 Roscoe Boulevard Panorama City, California 91402 Attention: Chief Executive Officer Facsimile: (818) 904-3529 Confirm: (818) 787-2222 With copy to: Davis Wright Tremaine LLP 865 S. Figueroa Street, Suite 2400 Los Angeles, California 90017 Attention: Thomas E. Jeffry, Jr., Esq. Facsimile: (213) 633-6899 Confirm: (213) 633-6800

If to Manager:

OptimumCare Corporation 30011 Ivy Glenn Drive Laguna Niguel, CA 92677 Attention: Edward Johnson Facsimile: (310) 410-5148 Confirm: (310) 410-5142 Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time designate by written notice to the other parties hereto.

     Section 4.2. Further Assurance. Each of the parties hereto hereby agrees that it will from time to time, upon the reasonable request of another party hereto, take such further action as the other may reasonably request to carry out the provisions of this Agreement.

     Section 4.3. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement.

     Section 4.4. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     Section 4.5. Effectiveness. This Agreement shall have no force or effect whatsoever unless and until the same shall have been executed and delivered by Hospital and Manager.

     Section 4.6. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof; (b) is not intended to confer upon any other person or entity who or which is not a party hereto any rights or remedies hereunder; (c) shall be binding upon and inure to the benefit of Hospital and Manager and their respective heirs, personal representatives, successors and assigns; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California, except as otherwise provided herein. This Agreement is intended to be binding upon, and shall bind and create legal rights and/or obligations with respect to, only Hospital and Manager and not their respective affiliates.

     Section 4.7. Amendment. This Agreement may not be amended except by an instrument in writing signed by Hospital and Manager.

     Section 4.8. Waiver. Any terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof, or its respective counsel. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party’s right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

     Section 4.9. Attorneys’ Fees. Each of the parties shall bear all attorneys’ fees and costs arising from the actions of its own counsel in connection with this Agreement, with the termination of the Services Agreements, and the matters and documents referred to herein. In the event any party to this Agreement institutes litigation to enforce any term or provision of this Agreement, the successful party in such action shall be entitled to recover from the unsuccessful party all costs and expenses incurred in such litigation expressly including, but not limited to, reasonable attorneys’ fees, and such costs, expenses and attorneys’ fees shall be included in and made a part of any judgment rendered in such litigation.

     Section 4.10. Independent Advice. Each party represents that is has received independent legal advice from its attorneys with respect to the advisability of making the settlement provided for herein, with respect to the advisability of executing this Agreement, and with respect to the meaning of California Civil Code Section 1542.

     Section 4.11. Risks of Mistake. In entering into this Agreement and the settlement provided for herein, each party assumes the risks of any mistake. If any party should subsequently discover that any fact relied upon by it in entering into this Agreement was untrue, or that such party’s understanding of the facts or of the law was incorrect, such party shall not be entitled to any relief in connection therewith, including, without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be and is final and binding between the parties hereto, regardless of any claims of promise made without the intention to perform, inadequacy of consideration, mistake of fact or law, or of any other circumstance whatsoever.

     Section 4.12. Each Term Contractual. Each term of this Agreement is contractual and not merely a recital.

     Section 4.13. No Transfer of Claims. Each party hereto represents that it has not hypothecated, mortgaged, assigned, encumbered, transferred or otherwise disposed of any claim or loss that is or may be the subject of this Agreement. Each party hereto covenants and agrees that it will not assign or transfer any claims which have been settled and released pursuant to this Agreement to any third party for any purpose, including but not limited to assignment for collection.

     IN WITNESS WHEREOF, the parties hereto have caused this Services Termination Agreement to be executed as of the day and year first above written.

“Manager”
OptimumCare Corporation,
a Delaware corporation

By: ______________________________
Name: Edward A. Johnson
Its: Chief Executive Officer

“Hospital”
San Fernando Community Hospital,
a California nonprofit public benefit corporation
d/b/a Mission Community Hospital and San Fernando Community Hospital

By: _______________________________
Name: William W. Daniel
Its: Chief Executive Officer

Schedule 3.4

     LIST OF PERSONS THAT MAY NOT BE HIRED BY HOSPITAL

1.      JUDITH ARRANTS

2.      ROBYN CHEMRINOW

3.      APRIL HADDAD

4.      LYNN SURATOS

5.      BOBBIE BONGIORNO

6.      LAURA CAMPBELL

7.      GINA HILDEBRAND

8.      KIRSTEN KEMPFER

9.      TYRONE EVANS